Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Feb. 01. 2007 / 3:00PM ET

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Shona Bedwell

Duke Realty Corporation - Assistant VP, IR

Denny Oklak

Duke Realty Corporation - Chairman, CEO

Bob Chapman

Duke Realty Corporation - SEVP, Real Estate Operations

Matt Cohoat

Duke Realty Corporation - EVP, CFO

CONFERENCE CALL PARTICIPANTS

Chris Pike

Merrill Lynch - Analyst

Matt Ostrower

Morgan Stanley - Analyst

Scott Sedlak

AG Edwards - Analyst

James Feldman

UBS - Analyst

Chris Haley

Wachovia - Analyst

Michael Bilerman

Citigroup - Analyst

Michael Knott

Green Street Advisors - Analyst

David Fick

Stifel Nicolaus - Analyst

Steven Rodriguez

Lehman Brothers - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty quarterly earnings conference call. [OPERATOR INSTRUCTIONS] As a reminder, today’s conference call is being recorded. I would now like the turn the conference over to Shona Bedwell. Please go ahead.

Shona Bedwell  — Duke Realty Corporation - Assistant VP, IR

Thank you. Good afternoon, and welcome to our quarterly earnings conference call. Joining me today is Denny Oklak, Chairman and Chief Executive Officer; Matt Cohoat, Executive Vice President and Chief Financial Officer; Bob Chapman, Senior Executive Vice President of Real Estate Operations; and Randy Henry, Assistant Vice President of Investor Relations. During this call management will be referring to our fourth quarter supplemental information package that may be accessed on the Investor Relations section of our website www.dukerealty.com.

Before we make our prepared remarks let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and also other risks inherent in the real estate business. For more information about those risk factors we would refer you to our 10-K that we have on file with the SEC dated March 6, 2006. I will now turn it over to Denny for our prepared remarks.

Denny Oklak  — Duke Realty Corporation - Chairman, CEO

Thank you, Shona. Good afternoon, everyone. Thanks for participating in our call. We’re very pleased with our results for the fourth quarter and all of 2006. FFO for the quarter was $0.76 per share and $2.48 per share for the year. This represents year-over-year growth of 25% for the quarter and 3.3% for the year. These results were $0.03 above the high-end of our guidance as a result of several items. First, the margins in our held for sale gains exceeded our expectations through project cost savings, strong leasing and continued aggressive pricing by purchasers. Second, our core operation leasing activity was stronger than expected. Finally, operating expense control and increased recoveries improved our own property performance.

Let’s take a look at our core portfolio first. Our stabilized in-service properties are 95.4% occupied, the highest since the end of 1995. Bulk industrial leads the way at 96.9% leased on our 67 million square feet of stabilized properties. On the office side, we are 92.6% leased on our 32 million square feet. More very positive news on the core portfolio is the same-store, same property performance. Overall we recorded a 7% increase in same property net operating income for 2006 over 2005. Office came in at a strong 7.2% and bulk industrial at 7% even. This increase was allocable 4% to occupancy increases, 2% to burn off of free rent periods and 1% to rental rate increases. We anticipate continued same store growth in 2007 but at a decreasing rate as noted in our investor conference. This is a result of less free rent periods burning off and higher current occupancy. We also achieved a 3% growth in net effective rents on our 7.5 million square feet of renewals completed in 2006. Bulk industrial came in at 3.3% and office at 3.0%.

We’re also very pleased with our results on the capital expenditures side. Our funds available for distribution payout ratio for the year ended up below our optimistic guidance level at 94.3%. We accomplished this while increasing the occupancy of our stabilized portfolio by over 150 basis points. This resulted in an increase in our funds available for distribution per share by 25% for 2006 over 2005.

One final point on the existing portfolio. We’re very pleased with our progress on our portfolio of office properties in the O’Hare submarket in suburban Chicago. As you know, we purchased 1.5 million square feet in five buildings in June of 2005. At the time we acquired those properties they were 82% leased. Thanks to a great effort by our leasing team in Chicago, those properties are now 93% leased. We anticipate continued improvement in that occupancy in the first quarter of 2007. We are very pleased with the performance in the core portfolio during 2006 and feel confident about continued solid same-property performance, rental rate growth, and FAD per share improvement in 2007.

On the new development front we had another record year. We started $1.04 billion of projects during 2006 up from our record 2005 of 740 million. The development was spread across product types with 37% office, 32% bulk industrial, 23% retail, and 8% healthcare. These starts represent over 12.4 million square feet. The starts are allocated 480 million to our held for rental pipeline and 564 million to our held for sale pipeline. We anticipate a solid 9.5% yield on the held for rental projects, and we continue with strong margins on our held for sale projects as I will discuss in just a moment.

One other item we would like to point out on the development side, we currently have about 6.8 million square feet of bulk industrial in our unstabilized and under development portfolios which are 26% preleased. With the stabilized bulk portfolio of over 67 million square feet that is 97% leased we need additional bulk product. We would also note that the bulk development pipeline is spread over 10 markets with the most vacancy in any one market being 990,000 square feet in three projects in Atlanta. Velocity continues to be very solid on the bulk side. We’re very comfortable with our exposure and are monitoring our new starts closely.

Turning to the disposition side we completed sales of $189 million of our held for sale portfolio in 2006. On those sales our pretax margins averaged over 34%. We’re obtaining our highest margins from our office development business which averaged 42% on five projects sold during the year. The tightest margins are on the bulk industrial development for sale which are still very solid 22%. This overall business continues to be very strong for us. Our pipeline of held for sale projects is over 770 million heading into 2007.

I am also pleased to report that the first phase of our Cleveland office sale is now under contract. This sale consists of 895,000 square feet, about 40% of our total Cleveland office portfolio. We anticipate closing this sale in the first quarter. Leasing activity is good on the remaining properties, and we still believe we will complete our exit from Cleveland by the end of 2007.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

A couple other updates. As you know we closed our Washington, D.C. joint ventures with Eden Vance in December. Those properties continued to perform well with occupancy in the portfolio over 96%. In addition to some existing assumed debt we will be placing another $334 million of long-term secured financing on those properties in early February. The rate on that debt is 5.4% and overall the properties will be about 70% leveraged in the venture.

Today we closed on the acquisition of Bremner Healthcare Real Estate. We’re proceeding on the combination of the two organizations at a rapid pace. We will now focus our efforts on growing the healthcare development pipeline which we believe will add significantly to our growth in 2007 and beyond. We welcome Jim Bremner and his team to Duke. On the personnel side we’re please to do announce that Andrew Kelton has been promoted to be our Regional Senior Vice President for the Mid-Atlantic region. Andrew has been with us for several years and done a tremendous job of directing our success in Raleigh. Jeff Sheehan will succeed Andrew as a business unit head in Raleigh. We’re also pleased to announce John Macsherry as Vice President of leasing and development in Baltimore. John has over 20 years experience in commercial real estate in Baltimore and will direct our efforts on the development of the GM plant site and other opportunities in that area. Andrew, Jeff, and John as well as Peter Schultz in our DC office are focused on growing Duke’s presence in that region of the country.

In December we provided — guidance of FFO per share of 2.62 to $2.76 for 2007. We remain comfortable with that guidance for the year. For the first quarter we anticipate FFO per share to be between $0.52 and $0.55. I would remind you that our first quarter is typically our lowest quarter because of the cyclical nature of our construction business.

Before I turn it over for questions, I would just like to reflect back on the many things we’ve accomplished in the last eighteen months as we executed on our strategic plan. Goal number one was to improve the quality of the existing portfolio. In September of 2005 we closed on the sale of our Flex portfolio consisting of over 14 million square feet for proceeds of $1 billion. There is no doubt that this sale led to significant improvements in our core operations in 2006 including occupancy, same store growth, and FAD payout ratio.

In November of 2005 we announced we were exiting the Cleveland market because we did not see the needed growth profile there. Since that time we have closed our entire industrial property portfolio at a 30% margin on our gross costs. As I noted earlier, we’re under contract on the first half of the Cleveland office portfolio which we expect to close during the first quarter.

Our second goal was to accelerate our geographic expansion. During 2006 we expanded geographically into Savannah with our 5.1 million square foot bulk industrial acquisition at the port of Savannah. We entered the greater Washington, D.C. market with our acquisition of the Mark Winkler Company and its Northern Virginia portfolio and we entered Baltimore, Phoenix, and Houston markets through the acquisition of land and commencement of development in 2006 and 2007.

Our next goal is to increase our development pipeline. Our 2005 development starts totaled 740 million our 2006 development starts were at 1.04 billion. Both all time records for our company. We achieved this increase through the development in our existing markets, through market expansion as I described, through build to suit on a national basis, and through product type expansion into retail lifestyle center and healthcare properties. As I noted earlier, today we closed on the acquisition of Bremner Healthcare Real Estate which will allow us to expand our healthcare development.

Finally we had a goal to actively manage our balance sheet. After the sale of our Flex portfolio we paid a special dividend of $1.05 per share. We repurchased 300 million — and we repurchased $300 million of our common stock. We increased our leverage while still maintaining a conservative balance sheet and our investment grade ratings. In 2006 we completed a $575 million convertible debt offering with accretive results for the next five years. In December we completed our joint venture on our Washington, D.C. assets with Eaton Vance to free up capital for future growth.

These strategies have placed us in a position to allow for the long-term growth in our earnings. In 2006 we exceeded the top end of our guidance by $0.03 per share at $2.48. We also improved our funds available for distribution payout ratio to 94%. Our guidance for 2007 reflects a 8.5% growth in FFO per share at the mid-point. We are pleased with the progress on our strategy. In 2007 we will continue to expand geographically, continue to expand our development pipeline, and pursue new initiatives to continue our growth. Thank you for your support. With that, we’ll open it up for questions. Once I say go Colts.

QUESTION AND ANSWER

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Operator

[OPERATOR INSTRUCTIONS] Our first question will come from the line of Chris Pike from Merrill Lynch. Please go ahead. Mr. Pike, your line is open. Please check your mute key.

Chris Pike  -  Merrill Lynch - Analyst

Good afternoon. Can you hear me now?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Yes.

Chris Pike  - Merrill Lynch - Analyst

Sorry about that, folks. Just, Denny, two quick questions. One in terms of the Winkler portfolio and the general trend in fundamentals in and around, Dulles market, I-270, Chantilly, down in there, can you add some color in terms of what you’ve been seeing lately strength, weakness, concern, optimism, anything along those lines.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Bob Chapman, do you want to address that one?

Bob Chapman  - Duke Realty Corporation - SEVP, Real Estate Operations

Yes. The Westfield’s market which is what you’re referring to is fairly active. We have no vacancy there at this point. We actually have a potential for a build to suit that we’re awaiting final confirmation on. We have no speculative development in that market. There is quite a bit of new construction in that Dulles corridor, and we’re not planning any speculative development in the near term.

Chris Pike  - Merrill Lynch - Analyst

Okay. And then I guess, Denny, I asked this question back at the conference, but in terms of your land sales, pretty significant number next year. Can you maybe talk a little more about the strategy there in terms of unloading a fair amount of land, booking a lot of gains, and how does that weigh into your overall development strategy, especially with some of these joint ventures that you’ve established?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, as you all know, we have significantly increased our land held for development over the last year in particular, but over the last couple years, and there is a couple reasons for that. One is the expansion into new markets. We’ve added land in Houston, in Phoenix, in Baltimore, and then obviously we landed — we added a fairly significant pieces of ground and investment in ground in the Washington, D.C. market with the Winkler transaction, so it is going up for that reason, and if you look at our other existing markets we’ve held at a pretty steady level over the last couple years, but it is always our strategy, Chris, to actually actively manage our land investment, and as that investment has increased, or the amount of sales that we had from that portfolio is also increasing.

In general any time we acquire a parcel of ground, there is many times some pieces of it that we want to spin off and move right away because we think the development time line is out a little too far or it is just doesn’t support the type of development that we have. We have done that, and we will continue to do that. When you look at our — what we’re projecting for 2007, we do have a fairly significant number in there for our FFO from the land sales. When you look at our estimate between 22 million and 27 million that we provided in December but we do have a couple fairly significant transactions included in that that we are pretty confident about, and in addition we have a lot of sales from throughout the system that are leaning to that including beginning some retail and residential land sales at Anson. We closed our first few in the fourth quarter of 2006, and we’ll see accelerated momentum in the land sales up at our Anson development.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Chris Pike  - Merrill Lynch - Analyst

How deep is that bucket, do you think? Would it be conceivable that you’re looking at another significant shrug of I guess land recycling over the next couple years or is 2007 the year that you really prune away some of the this opportunistic land parcel position.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, we’re going to be very focused on it in 2007. We have in the past couple years had fairly significant land — straight up land sales. When you look at 2006, for example, we had about $94 million of land sales out of that portfolio, so between that and new development, we’re going through 200 to 250 to $300 million of land each year between our development, some third party construction on that land as well as straight-up sales.

Chris Pike  - Merrill Lynch - Analyst

Great. Thanks allotted, then.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Thanks.

Operator

Our next question comes from the line of Matt Ostrower from Morgan Stanley. Please go ahead.

Matt Ostrower  - Morgan Stanley - Analyst

Just to make sure I understand on the same store NOI growth I know you talked about contributors to overall growth, but just to be clear, on the same store growth, a large chunk of that was driven by the burn off of free rent. Can you quantify that at all?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, as I said it was about 1%, maybe — it’s a little hard to — excuse me, 2%. It is a little hard to exactly quantify. It was about 2%. Then the occupancy, if you look up at our occupancy increase in that portfolio for the year it was about 3%, and I mentioned that the effect of the occupancy was about 4.

Matt Ostrower  - Morgan Stanley - Analyst

Right.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

That’s because we also pick up some NOI growth through additional expense recoveries on that additional occupancy so there is a little bit of a multiplier effect there.

Matt Ostrower  - Morgan Stanley - Analyst

Okay. I think I understand. And then on the percent leased for property under development I know you expressed your comfort level with the preleasing you’ve done and the desire to expand that. Just so that I understand, the decline there is a product of the expansion of that pipeline. Are you doing less preleasing than you’ve done in the past? I just to want make sure I understand that piece of it.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, we’ve always had a combination of build to suit as well as speculative projects in there. Today, particularly on the industrial side some many of our build-to-suit projects are going into the held for sale because the yields on those projects are so compressed today. If you look at some of the build to suits we had and the held for sale, the occupancy in that under development would be a little bit higher, but we don’t put those held for sale in our occupancy because we just want to report what we’re actually getting the rental income on, so that it’s clear for us, and I think clear for you all. Most of the industrial products particularly today on the projects we’re holding are starting on a speculative basis.

Matt Ostrower  - Morgan Stanley - Analyst

Great. Thank you.

Operator

Our next question comes from the line of Scott Sedlak from AG Edwards. Please go ahead.

Scott Sedlak  - AG Edwards - Analyst

Hi, Denny, can you talk a little in terms of containing the property operating expenses this quarter, how you were able to do it and how much of that was maybe due to more of a mild weather as well?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Hey, Scott, it is Matt Cohoat. There was probably two overall factors, one was the milder winter, less utility costs, and less snow removal costs particularly compared to last year, and the other fairly substantial item would be throughout the course of any year we’re estimating what our real estate taxes are going to be on an accrual basis. Towards the end of the year we get better indications of what the true assessment valuations and mill rates will be, and so we had some favorable adjustments as to our real estate tax accruals as a result of lower assessments and/or areas where we did not have increased rates in a few of our markets.

Scott Sedlak  - AG Edwards - Analyst

And, Matt, you talked about before I think in the previous quarter or two in terms of trying to come up with more tax efficiencies in terms of the development pipeline, I guess specifically the held for sale, have you guys made any progress on that and can you talk about maybe how that will impact your margins going forward on the held for sale properties?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Sure. In the past, our gains on property — on those held for sale properties have been an effective tax rate right near 39, 40% corporate tax rate. Through really a combination of tax efficient strategies primarily through contributing the majority of the interest in these assets to funds or joint ventures, we’re able to reduce that tax rate on those particular transactions to zero and on a blended basis that will — we’re expecting it to be between 15 and 20% effective tax rate overall in our property sales in 2007, and in the fourth quarter we were able to do an exchange type of a transaction on one of our main property sales gains that the gain was over $10 million, and the effective tax rate on that particular one was zero as we’re able to defer those taxes forever, and so that helped us to about a 23% effective tax rate in the fourth quarter.

Scott Sedlak  - AG Edwards - Analyst

With that being said in terms of what type of margins are you targeting on your portfolio right now for the held for sale?

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, I will make a comment on that and then let Matt tell you what it really is. We don’t exactly know. We continue to be very surprised sometimes at the cap rates that we are getting especially on these build to suit projects that we’re doing. As I noted, Scott, we got 34% gross margin on all the properties we did in 2006 which included very high ones as I noted many in my remarks on the [Inaudible] side we got 44% pre-tax margin. We just don’t know what it’s going to be. Our assumptions in our guidance are not at 34%. They’re more conservative than that, but we have a little different blend of properties heading into 2007 than we did, so I think our margins again on the pre-tax basis that we’re assuming in the guidance we provided are 15 to 20%.

Scott Sedlak  - AG Edwards - Analyst

Is that consistent with what you’re underwriting properties for right now or developments for right now?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Yes, it is.

Scott Sedlak  - AG Edwards - Analyst

Okay. Thank you.

Operator

Our next question comes from the line of James Feldman with UBS. Please go ahead.

James Feldman  - UBS - Analyst

Yes. Thank you. Can you talk a little about the appetite for your held for sale portfolio and your portfolio in general in terms of who the buyers are today and whether that’s changed over the last three, six, twelve-month period? Also, can you address cap rates and whether they seem to be flattening or declining?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Sure, Jamie. There continues to be I would say a very large appetite for most of the properties. We haven’t seen a decrease in the number of bidders that we have on properties, the number of people out there wanting to invest in good quality real estate. On the cap rate side I would say that we’ve seen the office product hold fairly stable. On the build to suit side, if you have a build to suit with a high credit tenant on a fairly long-term lease being 10 plus years, you’re in the — in most of our markets in the 6.5 to 7% range. We have seen even and continue to see a little bit of cap rate compression on the bulk industrial side, that some of those have even crept down in some of our markets down below 6% cap rates for, again, a good bulk property with a long-term credit tenant in it. The buyers are really continuing to come from all over. They’re institutional investors, there is 1031 buyers out there that we’re seeing. We sold some to other REITs, other publicly traded companies that some of our product that met their long-term investment criteria. We’ve seen really a lot of different buyers for all of our product.

James Feldman  - UBS - Analyst

The pool really hasn’t changed over the last year?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

I wouldn’t say that it’s changed a lot.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

James Feldman  - UBS - Analyst

The second question you mentioned a longer-term growth rate or expected longer term better growth from Bremner. Can you give us a little bit more insight into that, what we think the long-term growth rate can be for that business line?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, when you look at what we’ve done in the last — when we first — 2005 was our first year in that business, and we originally estimated about 50 or 60 million, and we did about 100 million. In 2006 we did about 85 million of new development starts, but we also did that doesn’t really show up any where, about 60 million of third party construction projects in there. In total we were up in the $150 million range. At our investor conference we said we would like to grow that. We expect to and plan to grow that business. We’re shooting for 300 million of new starts in 2006 although I think that’s a pretty aggressive number. We got a great pipeline, but those projects do take awhile get completed and signed.

James Feldman  - UBS - Analyst

You mean ‘07.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

And then ultimately to continue to grow from that point.

Bob Chapman  - Duke Realty Corporation - SEVP, Real Estate Operations

That would be 2007, Jamie.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Excuse me, 2007.

James Feldman  - UBS - Analyst

Okay. Thank you very much.

Operator

Our next question comes from the line of Chris Haley from Iowa Cove A please go ahead.

Chris Haley  - Wachovia - Analyst

Go Colts. Denny, was there anything that happened in the fourth quarter that should have happened in the first quarter?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

No, Chris, there wasn’t. We didn’t accelerate any sales that we had planned on having in the first quarter into the fourth quarter. It was really a combination of a lot of things going the right way in the fourth quarter. Obviously we had good results from our held for sale. As I noted that was a little better pricing, a little lower cost, a little more timely completion of some projects, and then on the operating side again some good things happening, so —

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Chris Haley  - Wachovia - Analyst

Okay. Second of three questions. Your internal growth — your organic growth figure was high single digit. Is there any reason to believe or why would my — why would Duke’s internal growth rate drop by more than half in ‘07 versus the levels recorded in ‘06?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Are you talking about same property?

Chris Haley  - Wachovia - Analyst

Yes.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, again, that’s a combination of a couple things. Is we had some pretty significant occupancy increases as I noted in 2006 over 2005. When you look at our stabilized portfolio which is really closer to our same store population, that occupancy now is at 95.4%. It is just going to be harder to get 300 basis points of occupancy increase out of that. It is kind of like full employment and we’re getting close to there now. We hope to get some more, but it is kind of hard to get three more percent out of that, and then again as I mentioned some of that free rent period has burn off now and burn off in ‘06, and that’s the other piece.

Chris Haley  - Wachovia - Analyst

Are you pushing rent? Where are you pushing rents the hardest?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

We’re pushing rents definitely in Florida. We’ve seen some rental rate increases in all of our markets in Florida, particularly on the office side but also on the industrial side. There is rental rate growth in Dallas would be another one where we’re able to push the rents a little bit. Definitely in the DC market we’ve been able to push the rents even above where we pro forma’d that deal a year ago. We’ve seen some good rental rate growth there particularly in the Alexandria stub market, Raleigh, definitely rents have been going up in Raleigh. We’ve had great success on the office side there, and rents continue to grow, and then we’ve seen growth in the Midwest markets too on the office side. I wouldn’t say they’re growing as rapidly as places like Florida, but we are seeing rental rate growth on the office side in places like Indianapolis and Cincinnati, Chicago is firming up very nicely as I mentioned. We’ve made great progress on that, the O’Hare portfolio that we have, and our rental rates there are equal to or exceeding our pro forma.

Chris Haley  - Wachovia - Analyst

Okay. Last question has to do with construction costs. I guess you could look at your land, then your hard and then your soft costs. What would be — can you give us a sense as to kind of over the next two to three years versus the last two to three years the rate of change between those metrics? Or those building blocks, do you think things will be down in land, marginal land costs, flat to down in vertical and kind of give me your thoughts on those three components.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Yes. Let me start with the construction costs, Chris, and we’ve taken a very close look at this. Between ‘05 and ‘06 our construction costs increase totaled about, I’d say between 17 and 20%.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Chris Haley  - Wachovia - Analyst

That’s just a vertical hard cost?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

That’s the hard cost, yes.

Chris Haley  - Wachovia - Analyst

All right.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

And then on the soft costs, they haven’t increased a whole lot quite honestly. A lot of the soft cost is interest carry and our interest rates held fairly steady, up and down a little bit. Then on the land we’ve continued to see some price increases on the land, particularly in some of the markets that are more difficult to develop in such as Florida, the lands continue to escalate, the D.C. market. We believe land is continuing to escalate in Phoenix we’re continuing to see land prices go up. So when I look forward to 2007 and 2008 let’s say, I don’t see any land costs going down to be honest with you.

We have got some questions on whether because of the slowdown in residential our land costs have gone down, but the truth is we don’t generally compete with the residential ground for the most part. Occasionally we do. So I don’t see on the commercial side land prices going down.

On the hard costs side I think we’ll still see some increases, but I don’t think we’ll see increases to the extent that we saw in ‘05 and ‘06. I think we see those costs increases get down into a more normalized 2 to 5% annualized cost increase, maybe depending on exactly what the product we’re Incorporating into the building is, and also I think soft cost are going to stay relatively flat, up a little bit.

Chris Haley  - Wachovia - Analyst

Okay. All right. Very helpful. Good luck this weekend.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Thank you.

Operator

Our next question comes from the line of Michael Bilerman from Citibank — Citigroup. Please go ahead.

Michael Bilerman  - Citigroup - Analyst

Good afternoon. Denny, how much do you have held for sale that you can sell right now?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, I don’t know that exact number. As I said we have 770 million in. This year again, I think that we have completed today about 100 million of that product. This year again I would anticipate that our projected gains on that will be a little bit more weighted towards the second half of the year and particularly the fourth quarter. You can see from our supplemental package kind of when that stuff is starting to come in service and when that pipeline will be placed in service, and we have a fair amount coming in service throughout 2007 and then some hanging over into 2008.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Michael, this is Matt, just to add to that a little bit we’re still comfortable with our guidance of dispositions out of that portfolio of 300 to 375 million which means that we expect to have give or take a little over half of that portfolio in the embedded gains carrying over into ‘08 or beyond.

Michael Bilerman  - Citigroup - Analyst

And you said you targeted a 15 to 20% pretax margin for the developments that you’re going to sell in 2007?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Yes, sir.

Michael Bilerman  - Citigroup - Analyst

That would — basically you’re implying almost about up to 300 million of sales for this year to generate those gains, and then the balance of these deliveries that are going to become placed in service are rolled to 2008?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Correct.

Michael Bilerman  - Citigroup - Analyst

How much land gross are you expecting to sell to generate that 22 to 27 million?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

It is a little bit over 150 million, I think, that we’re targeting just for straight sales in 2007.

Michael Bilerman  - Citigroup - Analyst

And you tacked about there was some chunky pieces in there. What are the two or three biggest ones that complies that?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, we sold a parcel in South Florida, it was a parcel that we had owned for a little over a year and we had a couple unsolicited offers on it, and we just decided it was more advantageous for us to sell the ground at the kind of margin that we were making rather than hold it and develop it, and we made a — this was about a 25 or $26 million sale, and we made about a 30% margin or something like that on that. That was one that we’ve already closed here in January.

We have got a couple other ones, a retail parcel up in Minneapolis, it is a redevelopment that’s going to go into joint venture that we’re counting on, and then there is just a lot of others throughout the system. As I mentioned several up at Anson where we feel very good about our prospects on the retail side this year. We sold four out lots in the fourth quarter of 2006. We have some more out lots plus some other retail ground, and the residential ground we closed on the apartment ground in the fourth quarter. Those are under construction, and we have some — are under contract on some in closing on some town home ground as well as some single-family home ground there this year.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Michael Bilerman  - Citigroup - Analyst

Thinking about the tax impact, I guess how sustainable after ‘07 is that going to be? It sounds like it is more driven by the placement in joint ventures rather than some other tax structuring or technique that you have.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, it is. We’ve been fairly conservative on our structure. As Matt noted, we’ve generally just sold those out of our taxable subsidiary and paid the tax. So we’re just looking at other structuring techniques, and it is easier to do as the pipeline grows. It is easier to find joint venture situations that work for disposing out of those properties and allows us to do it on a more tax advantage basis.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

And just to add to that, it really just dovetails with as importantly as reducing tax costs as our overall strategy to retain some interest in certain properties but have them in interest with a partner where as part of our growth of our overall assets that we manage through funds and joint ventures. So it is just a dovetailing of a couple different aspects of our overall operating strategy.

Michael Bilerman  - Citigroup - Analyst

And then maybe, Matt, you can share with us just because they tend to be lumpy during the year the expectation that’s going into guidance for development profits, land sales, G&A, and lease terms?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Meaning like by quarter?

Michael Bilerman  - Citigroup - Analyst

Just for the first quarter embedded in your $0.52 to $0.55 guidance.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

I can answer on a couple of those. As Denny indicated on the held for sale, overall those gains are going to be more guided towards the end of the year. The land will be up and down, but probably fairly steady throughout the course of the year, the gains. G&A is going to average somewhere around that 8 to $9 million a quarter. On average historically our first quarter is as much as 20 to 25% higher because of our lower amount of construction activity that we have, and we would anticipate something along those lines in the first quarter.

Michael Bilerman  - Citigroup - Analyst

And then just maybe go back to the development margins and the gains. I guess looking at your stuff you have almost 9% development yields on the stuff that’s anticipated to be sold. It sounds like cap rates are in the high 6’s, let’s call them low 7’s which would translate just doing the math at 25% margins. I am just wondering what is the assumption going into your 12, 15 to 20% in terms of your exit cap?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, Mike, we’ve made assumptions on a project by project basis, and as you look at that pipeline, we’re at about 8.5%, 8.6% right now yield on the cost, so we may not end up this year at the 6, the 6.5% cap rate we’ve been fortunate enough to assume, so again we just look at it project by project, and try to estimate as accurately as we can what these projects are going to trade for.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

One thing maybe and also just tying it together a little bit is that some of the projects are sold in the quarter that they go into service, but others are ones that may be sold a quarter or two later as we bundle them up with similar product type in a — so you can’t necessarily try to look at exactly when a held for sale property is going into service in the quarter and assume that we will sell that quarter, that property. It is a matter of when the property reaches stabilization of occupancy and when the right time to sell that particular product in that market or in that park or with other properties, but on average as Denny mentioned, 15 to 20% seems reasonable to us.

Michael Bilerman  - Citigroup - Analyst

Then your interest and when you’re going to sell, sounds like you’re going to sell a big portion, maybe almost half into joint venture or funds. What’s your interest going to be in those assets that you’re going to sell?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, I think as we look through it, we did the 30% interest in our venture in Washington, D.C. I think you can assume that it is going to be in that 20 to 30% range which I would say is probably a typical market joint venture or fund today.

Michael Bilerman  - Citigroup - Analyst

How many of these are set up already versus stuff you’re going out and trying to raise now?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

There is none I— I would say there is none that are totally set up today. There is a couple different things in process right now.

Michael Bilerman  - Citigroup - Analyst

Okay. Thank you.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Thanks.

Operator

[OPERATOR INSTRUCTIONS] We’ll go to the line of Michael Knott with Green Street Advisors. Please go ahead.

Michael Knott  - Green Street Advisors - Analyst

Can you just remind us of your intentions with respect to the joint ventures on the — is that the intention for most of your future sales?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

I am sorry, Michael. Could you say that again? I didn’t quite hear you. Our intention, is it for most — to joint venture most of our future held for sale.

Michael Knott  - Green Street Advisors - Analyst

Can you just remind us on that?

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

We’re definitely looking at a venture that puts the medical properties in. We think that will be a great product type for that type of structure. We’re also looking at a venture on some of the industrial product that we’re doing that are coming out of — that are being developed in cities outside of our core markets like, for example, through our national development group as well as in our existing markets in a couple of the joint ventures, structures that we have, where it is the intent of us and our partners to sell those out of the joint venture when they’re completed such as in Indianapolis and Columbus, and then as well as build to suit projects in our existing markets that don’t meet our long-term yield requirements, and we are seeing a lot of pressure on build to suits on the industrial side in some of our markets, so if they’re not at the numbers we would like to hold on balance sheet, we’ll look to do funds author those, fund joint ventures for those also.

Michael Knott  - Green Street Advisors - Analyst

Okay. And then to go back to the topic of preleasing on the development pipeline, if I look on page 33 of the supplemental I see that the [Penel] development pipeline is call it 10% preleased. How low can that go and is that a function of product mix, presumably there is a lot of bulk industrial in that number, and that’s why it looks low. Can you just talk about your perspective on that number?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Yes. What I would say is when you look at that schedule, mention there is like 6.8 million square feet out there between that stuff that was placed in service in ‘06 in the under development, 6.8 million square feet of bulk industrial product. That’s really where our exposure is. Again, if you look at that, that’s spread around 10 cities right now, and our in-service bulk portfolio is 97% leased or stabilizing service meaning anything that’s been built for a year or more is 97% leased, so we feel very good about that. I wouldn’t think that we would see this go much lower. Obviously if the leasing velocity starts slowing down, then our pipeline is going to slow down. Right now we haven’t seen that. We just needed some more bulk product in several cities. I think you can see, I think this page points out, that anything we placed in service in ‘05 well, first of all in ‘04 is now 100% leased. In ‘05 it is 91% leased and anything we’ve placed in service in ‘06 is 63% leased already including things we place in service in the fourth quarter. So our development pipeline is really progressing very well.

Michael Knott  - Green Street Advisors - Analyst

Okay. That’s helpful. And then also remind us if the big project in St. Peters, Missouri is included in the current development schedule and then also Jeff Turner’s potential product in Dallas at the land site that you guys you bought there?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

There is — I don’t believe — are you talking from the land sales, Michael?

Michael Knott  - Green Street Advisors - Analyst

Excuse me, I was talking about the development pipeline that you show as under development on page 33.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Okay. No, there is nothing in that St. Louis project right now. We haven’t started. We’ve got a couple other projects going in St. Louis right now, a couple bulk industrial, one over by the airport and one up in our last site in Irv, City, but we have not started a project out at our premier 370 park out in St. Peters yet, and then in Dallas we’ve pretty much started projects on all of that ground that we have in Dallas, and as you can see we had a very strong leasing quarter in Dallas for the fourth quarter on the industrial side, activity there is very strong.

Michael Knott  - Green Street Advisors - Analyst

Okay. Thank you.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Operator

We have a question from the line of David Fick with Stifel Nicolaus. Please go ahead.

David Fick  - Stifel Nicolaus - Analyst

Good afternoon. Do you have any update on where your buyback program stands and what your intentions are there, and then my second question is TI’s leasing commissions had a pretty big drop off this quarter. Can you talk about that?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Matt, do you want to talk about the repurchase?

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

The stock repurchase, we really completed what we were going to do with that program in December of — in January of 2006. We had repurchased around $300 million worth of stock, and then we repurchased another $88 million worth in connection — in the fourth quarter in connection with our issuance of the convertible debt really to cover the short position and stabilize the stock, and other than that we’re not in the market to repurchase anything.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, that 300 million as you recall was done after we did the Flex sale, David and we bought that at about 30 net of the dividend $32 a share, and then as we ramped up the acquisitions with Savannah and Winkler in our development pipeline continued to increase, we did sort of slow that down except we used it as part of the convertible debt offering. We have up to 750 million available under that, so we’ve got another 300 million, and if we believe that the time is right, then we’ll do it, but with the strength of our development pipeline today, it isn’t something we would anticipate doing in the short-term here.

David Fick  - Stifel Nicolaus - Analyst

The other question was on TI’s and trend in TI’s?.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, we’ve done a great job of really trying to manage that. As I mentioned, that was a big focus for us in 2006 and quite honestly the reason for that is we have been saying for two or three years at least now that our capital expenditures were going to be higher until that occupancy got up more into the mid-90’s range. Then as we moved into 2006 our stabilized occupancy was in that 93% range, so we just told everybody to start focusing on doing good deals without spending CapEx that had been customary over the two or three years before that, and they all did a good job, and as I noted we increased the occupancy in that portfolio which is really where those second generation CapEx get expended is in that stabilized portfolio, and we increased the occupancy in that portfolio during the year by 150 plus basis points while still controlling that. So our folks did a really good job, but it is also — it’s a matter of the fundamentals in the market continuing to improve.

David Fick  - Stifel Nicolaus - Analyst

Great. Thank you.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Thanks, David.

Operator

Our next question comes from the line of Steven Rodriguez from Lehman Brothers. Please go ahead.

Steven Rodriguez  - Lehman Brothers - Analyst

Hi, everyone. Question on page 30 of your supplemental, the renewal analysis. I see subsequently from third to fourth quarter the average term in lease years, average in years for your leases going from 4.7 to 2.9. Can you speak further of this, just wondering why they dropped so much.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

I can think of one thing, and then Matt can chime in. We had one fairly large short-term lease that we did on industrial building down in Dallas. It was a spec building and we had someone that wanted to come in and lease it for a short-term at an above market rate, and we made the determination that that was a good deal for us and we did that, and that’s I’m sure dragging the average lease term down.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

There was really — we’ve been so far ahead on our lease renewals, if you look at our lease expirations, we only have 8% of our leases expiring in 2007. Again, we’ve been far out ahead. It is a fairly light quarter overall with just 81 transactions. There was — the service center looks low, but it was only six transactions that are fairly small, so it was more of a timing issue, not really reflection of anything from a market perspective.

Steven Rodriguez  - Lehman Brothers - Analyst

Okay. And question on I believe you mentioned you were going to try to have 300 or add $300 million of debt to the Winkler JV portfolio. Is 300 million of debt burning off somewhere else? I was wondering on your debt covenants, seems like you guys are pretty pressed up against the wall on overall debt.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

We’re just — I need to clarify on the debt that we’re talking about. It is within the joint venture itself to—.

Steven Rodriguez  - Lehman Brothers - Analyst

I understand. Okay. Okay.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

The balance sheet.

Steven Rodriguez  - Lehman Brothers - Analyst

And lastly, the equity and earnings line jumped for 16 million. You guys expect that to come back down since you sold off the chunk of Winkler?

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

A big chunk of that is a gain that we have from some long-term assets that we sold in the fourth quarter that we’re — was within the — within joint ventures, so that increased that line temporarily or for the fourth quarter, and it will come back to the more normalized level we’ve had in past quarters.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

That was non-FFO.

Matt Cohoat  - Duke Realty Corporation - EVP, CFO

Yes, I’m sorry. Non-FFO.

Steven Rodriguez  - Lehman Brothers - Analyst

Non-FFO. Great. Thanks. Good luck this weekend.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Thank you.

Operator

We have a follow-up from the line of Michael Bilerman from Citigroup. Please go ahead.

Michael Bilerman  - Citigroup - Analyst

Just had a quick follow up. On the new leases what have your spreads been in the fourth quarter and full year of ‘06?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Spreads? What kind of spreads.

Michael Bilerman  - Citigroup - Analyst

On the new leases relative to the expiring leases where you replaced a tenant, just wanted to get a sense of what bumps you have been getting?

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Well, it’s — that is harder for us to track, and we usually try to track that through our renewal spreads because, you know, space may be vacant for six, twelve months or something like that, so we don’t typically focus on that, but our sense would be that it’s in the same range as we’re seeing on renewals, and we overall we saw 3 or a little ore 3% in the renewals, and I would say on the new leasing on rental rates if you average the portfolio, we would be in that range also.

Michael Bilerman  - Citigroup - Analyst

Not a big divergence.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Feb. 01.2007/3:00PM ET, DRE - Q4 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

I don’t think so, no.

Michael Bilerman  - Citigroup - Analyst

Great. Thank you.

Operator

We have no further questions at this time. Please continue.

Shona Bedwell  - Duke Realty Corporation - Assistant VP, IR

We want to thank you for joining our conference call today. Our first-quarter earnings conference call is tentatively scheduled for April 26. Thanks, and everyone have a nice day.

Denny Oklak  - Duke Realty Corporation - Chairman, CEO

Go Colts.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T executive teleconference service. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.